Exhibit 99.1

Walgreens Health

Initiatives, Inc.

(A Business of Walgreen Co.)

Financial Statements as of and for the

Years Ended August 31, 2010 and 2009,

and Independent Auditors’ Report

WALGREENS HEALTH INITIATIVES, INC.

(A Business of Walgreen Co.)

TABLE OF CONTENTS

Page

INDEPENDENT AUDITORS’ REPORT	1

FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED AUGUST 31, 2010 AND 2009:

Balance Sheets	2

Statements of Operations	3

Statements of Cash Flows	4

Statements of Net Parent Deficit	5

Notes to Financial Statements	6–13

INDEPENDENT AUDITORS’ REPORT

To the Audit Committee of Walgreen Co.

Deerfield, Illinois

We have audited the accompanying balance sheets of Walgreens Health Initiatives, Inc. (the “Company”) (a wholly owned subsidiary of Walgreen Co.) as of August 31, 2010 and 2009, and the related statements of operations, cash flows, and net parent deficit for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Notes 2 and 5, the accompanying financial statements have been prepared from the separate records maintained by Walgreen Co. and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Company had been operated as an unaffiliated company. Portions of certain income and expenses represent allocations made from home office items applicable to Walgreen Co. as a whole.

May 31, 2011

WALGREENS HEALTH INITIATIVES, INC.

(A Business of Walgreen Co.)

BALANCE SHEETS

AS OF AUGUST 31, 2010 AND 2009

(Dollars in thousands)

	2010	2009

ASSETS

CURRENT ASSETS:
Accounts receivable — net	$73,295	$140,481
Rebates receivable — net	55,808	49,968
Prepaid expenses	1,077	1,110

Total current assets	130,180	191,559

NONCURRENT ASSETS:
Property and equipment, at cost, less accumulated depreciation and amortization	51,585	42,464
Deferred income taxes	107	—

Total non-current assets	51,692	42,464

TOTAL ASSETS	$181,872	$234,023

LIABILITIES AND NET PARENT DEFICIT

CURRENT LIABILITIES:
Accounts payable	$109,491	$258,181
Rebates payable to unrelated parties	62,935	68,221
Rebates payable to related parties	4,642	2,066
Accrued expenses and other liabilities	13,602	19,200
Payable to related parties	78,790	110,972
Other current liabilities	846	868

Total current liabilities	270,306	459,508

NON-CURRENT LIABILITIES	2,355	1,955

Total liabilities	272,661	461,463

NET PARENT DEFICIT	(90,789)	(227,440)

TOTAL LIABILITIES AND NET PARENT DEFICIT	$181,872	$234,023

The accompanying notes to financial statements are integral parts of these statements.

WALGREENS HEALTH INITIATIVES, INC.

(A Business of Walgreen Co.)

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED AUGUST 31, 2010 AND 2009

(Dollars in thousands)

	2010	2009

REVENUES	$91,984	$108,455

OPERATING COSTS AND EXPENSES:
Selling, general, and administrative expenses	37,367	65,366
Depreciation and amortization expense	10,658	9,563
Costs allocated by Parent	64,184	60,308

Total operating costs and expenses	112,209	135,237

OPERATING LOSS	(20,225)	(26,782)

OTHER INCOME	2,423	3,979

LOSS BEFORE INCOME TAXES	(17,802)	(22,803)

INCOME TAX (BENEFIT) EXPENSE	(107)	46

NET LOSS	$(17,695)	$(22,849)

The accompanying notes to financial statements are integral parts of these statements.

WALGREENS HEALTH INITIATIVES, INC.

(A Business of Walgreen Co.)

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED AUGUST 31, 2010 AND 2009

(Dollars in thousands)

	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(17,695)	$(22,849)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	10,658	9,563
Deferred income taxes — net	(107)
Changes in operating assets and liabilities:
Accounts receivable — net	67,186	98,161
Rebates receivable — net	(5,840)	2,920
Prepaid expenses	33	85
Accounts payable	(148,690)	(63,186)
Rebates payable to unrelated parties	(5,286)	(4,434)
Rebates payable to related parties	2,576	344
Accrued expenses and other liabilities	(5,598)	7,138
Payable to related parties	(32,182)	13,804
Other current liabilities	(22)	741
Noncurrent liabilities	400	40

Net cash (used in) provided by operating activities	(134,567)	42,327

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(19,779)	(12,837)

Net cash used in investing activities	(19,779)	(12,837)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net transfers from (to) Parent	154,346	(29,490)

Net cash provided by (used in) financing activities	154,346	(29,490)

CHANGES IN CASH AND CASH EQUIVALENTS:

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	—	—

CASH AND CASH EQUIVALENTS — September 1

CASH AND CASH EQUIVALENTS — August 31	$—	$—

The accompanying notes to financial statements are integral parts of these statements.

WALGREENS HEALTH INITIATIVES, INC.

(A Business of Walgreen Co.)

STATEMENTS OF NET PARENT DEFICIT

FOR THE YEARS ENDED AUGUST 31, 2010 AND 2009

(Dollars in thousands)

Net Parent Deficit

BALANCE — August 31, 2008	$(175,101)

Net loss	(22,849)

Net transfers to Parent	(29,490)

BALANCE — August 31, 2009	(227,440)

Net loss	(17,695)

Net transfers from Parent	154,346

BALANCE — August 31, 2010	$(90,789)

The accompanying notes to financial statements are integral parts of these statements.

WALGREENS HEALTH INITIATIVES, INC.

(A Business of Walgreen Co.)

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED AUGUST 31, 2010 AND 2009

(Dollars in thousands)

1.	DESCRIPTION OF BUSINESS

Walgreens Health Initiatives, Inc., the pharmacy benefit management (PBM) business of Walgreen Co. (or the “Parent”), provides integrated PBM services to unaffiliated health insurers and third-party administrators as well as services to affiliated Parent. PBM services include plan set-up, claims adjudication with network pharmacies, formulary management, and reimbursement services.

2.	BASIS OF PRESENTATION AND SUMMARY OF MAJOR ACCOUNTING POLICIES

Basis of Presentation — The accompanying financial statements have been prepared to represent the financial condition, results of operations and cash flows of the PBM. These financial statements include amounts that have been derived from the financial statements and accounting records of the Parent using the historical results of operations and historical cost basis of the assets and liabilities of the PBM.

The accompanying balance sheets do not include certain Parent assets or liabilities that are not specifically identifiable to the PBM. The Parent uses a centralized approach to cash management and the financing of its operations. The PBM’s cash was available for use and was regularly “swept” into accounts maintained by the Parent. As a result, cash and cash equivalents are not included in the balance sheets. See Note 5, Related Party Transactions, for further discussion of related party transactions with the Parent.

The statements of operations include all revenues and costs attributable to the PBM, including a charge or allocation of the costs for the Parent provided support services and corporate costs. See Note 5, Related Party Transactions, for further discussion of charges and allocations relating to the PBM’s transactions with the Parent.

All of the allocations and estimates in the statements of operations are based on assumptions that management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs that would have resulted if the PBM had been operated on a stand-alone basis. In addition, the financial statements may not necessarily be indicative of future results of the PBM.

Because a direct ownership relationship does not exist among all the various entities comprising the PBM, Walgreen Co.’s net deficit in the PBM is shown in lieu of stockholders’ equity in the PBM’s financial statements.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

Relationship with Parent — PBM services include claims adjudication with network pharmacies, including those owned by the Parent. This amount is shown separately from accounts payable and is reflected in the balance sheets as payable to related parties, representing amounts owed to the Parent’s pharmacies for the claims adjudicated.

All other transactions between the PBM and the Parent have been included in the financial statements, and the effect of future settlement of these intercompany transactions is accounted for through net parent deficit.

The PBM maintains certain cash accounts; however, the PBM participates in Parent centralized cash management system, whereby, cash is moved between the Parent and the PBM to meet liquidity needs. The Parent generally reflects payments to or from the PBM as intercompany transactions and does not distinguish these payments as capital contributed or distributed. Similarly, since none of the Parent debt at the corporate level is specifically used for the PBM, none of the Parent debt has been allocated to the PBM’s balance sheets and the Parent did not charge or allocate interest to the PBM for the periods presented. See Note 5, Related Party Transactions, for further discussion of transactions with related parties.

Use of Estimates — The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America and include amounts based on management’s prudent judgments and estimates. Actual results may differ from these estimates. Management believes that any reasonable deviation from those judgments and estimates would not have a material impact on the PBM’s financial position or results of operations. To the extent that the estimates used differ from actual results, however, adjustments to the statements of operations and corresponding balance sheets accounts would be necessary. These adjustments would be made in future statements. Some of the more significant estimates include allowance for doubtful accounts, rebates, corporate allocations, and income taxes.

Fair Value of Financial Instruments — The PBM has evaluated the fair value of those assets and liabilities identified as financial instruments under Accounting Standards Codification Statement No. 825-10, Disclosures about Fair Value of Financial Instruments. The PBM estimates that the carrying amounts for accounts receivable, rebates receivable, accounts payable, and rebates payable approximate their fair value.

Receivables — Receivables include trade accounts receivable and rebates receivable. Rebates receivable are uncollected amounts due from drug manufacturers for rebates and other administrative fees. Trade accounts receivable and rebates receivable are recorded net of an allowance for uncollectible amounts of $1,804 and $2,625 as of August 31, 2010 and 2009, respectively. The allowance for doubtful accounts is based on both specific receivables and historic write-off percentages. Bad debt expense was $662 and $858 for 2010 and 2009, respectively.

Rebates — Rebates earned and the associated receivable from drug manufacturers are estimated quarterly based on the number of prescriptions subject to rebates and the rebate per prescription. Estimated rebates and accounts receivable are adjusted to actual when the number of prescriptions subject to rebates and rebate per prescription has been determined and the billings to the drug manufacturers have been completed. Unbilled rebates are estimated and accrued at the end of each reporting period. Included in rebates receivable as of August 31, 2010 and 2009, are unbilled receivables of $18,310 and $21,919, respectively.

The PBM records a portion of rebates earned as payable to the health plans served at the time unbilled rebates receivable are recorded. The amounts due to the health plans served are estimated based on agreed-upon sharing percentages and the estimate of rebates receivable (both billed and unbilled) from the drug manufacturers. These estimates are adjusted to actual when amounts are received from manufacturers.

Property and Equipment — Property and equipment is recorded at cost, net of accumulated depreciation. Depreciation is provided for on a straight-line basis over the estimated useful lives of owned assets. Estimated useful lives range from 5 years to 12 1/2 years for equipment. Major repairs which extend the useful life of an asset are capitalized in the property and equipment accounts. Routine maintenance and repairs are charged against earnings. The composite method of depreciation is used for equipment. Under the composite method of depreciation, any gain or loss upon retirement or disposition is recorded to accumulated depreciation. Fully depreciated property and equipment are removed from the cost and related accumulated depreciation and amortization accounts.

Internally Developed Software — The PBM capitalizes application stage development costs for significant internally developed software projects. Once the software is ready for its intended use, these costs are amortized on a straight-line basis over the software’s estimated useful life, generally five years. Costs recognized in the preliminary project phase and the post-implementation phase, as well as maintenance and training costs, are expensed as incurred. Internally developed software is reported within “property and equipment” in the balance sheets.

Impaired Assets — The PBM tests long-lived assets for impairment whenever events or circumstances indicate that a certain asset may be impaired. Once identified, the amount of the impairment is computed by comparing the carrying value of the assets to the fair value, which is based on the discounted estimated future cash flows.

Accounts Payable — Outstanding checks of $15,958 and $99,556 as of August 31, 2010 and 2009, respectively, attributable to payments to network pharmacies, are classified as accounts payable.

Net Parent Deficit — The net parent deficit included in the balance sheets reflects Walgreen Co.’s investment in the PBM, accumulated earnings and losses of the PBM, and the settlement of certain intercompany transactions. Net parent deficit also includes an outstanding loan receivable with Walgreen Co. This loan receivable had an outstanding balance of $98,200 as of August 31, 2010 and 2009, respectively. Further, the PBM participates in Walgreen Co.’s centralized cash management programs. As the PBM participates in Walgreen Co’s centralized cash management programs, this activity is accounted for through net parent deficit.

Concentrations of Business Risk — The PBM has one customer that comprises approximately 28% and 15% of revenue for the years ended August 31, 2010 and 2009, respectively.

Revenue Recognition — The services provided to PBM clients include: plan set-up, claims adjudication with network pharmacies, formulary management, and reimbursement services. The PBM acts as an agent in administering pharmacy reimbursement contracts and does not assume credit risk. Therefore, revenue is recognized as only the differential between the amount receivable from the client and the amount owed to the network pharmacy. The PBM acts as an agent to clients with respect to administrative fees for claims adjudication. Those service fees are recognized as revenue.

Rebates earned under arrangements with manufacturers or third-party intermediaries are recorded as revenue. The PBM refines its estimates each period based on actual collection and payment experience. Additionally, the portion of manufacturer or third-party intermediary rebates due to clients is recorded as a reduction of revenue.

Under the Company’s pharmacy network contracts, the pharmacy is solely obligated to collect the co-payments from the members. Under client contracts, the Company does not assume liability for member co-payments in pharmacy transactions. As such, the Company does not include member co-payments to retail pharmacies in revenue.

Affiliate Revenue — The PBM engages in intercompany transactions with its parent company, Walgreen Co. and its affiliates. These transactions broadly consist of claims processing, administrative or client service and comprehensive patient-first clinical programs. Affiliate revenue is also recognized as only the differential between the amounts receivable from Walgreen Co. and the amount owed to the network pharmacy.

Income Taxes — During the periods presented, the PBM did not file separate tax returns, as they were included in its Parent’s federal consolidated return and its consolidated state returns in six states. The PBM files on a separate basis in two states and Puerto Rico. The income tax provision included in these financial statements was calculated using the separate return basis, as if the PBM were a separate taxpayer and the PBM is deemed to settle the annual current tax balances immediately with the legal tax paying entities in the respective jurisdictions.

3.	PROPERTY AND EQUIPMENT

Property and equipment at August 31, 2010 and 2009, consists of the following (in thousands):

	2010	2009

Data processing equipment, furniture, and other equipment	$20,305	$19,734
Computer software, purchased and internally developed	62,020	47,832
Leasehold improvements	2,110	2,110

	84,435	69,676

Less accumulated depreciation and amortization	32,850	27,212

Property and equipment — net	$51,585	$42,464

Depreciation expense for the years ended August 31, 2010 and 2009 was $2,626 and $2,584, respectively. Amortization expense on computer software, both purchased and internally developed, for the years ended August 31, 2010 and 2009 was $8,032, and $6,979, respectively. Capitalized system development costs related to the internal development of software of $43,223 and $32,048 at August 31, 2010 and 2009, respectively, are reported with computer software.

4.	LEASE COMMITMENTS

Total rental expense for all noncancelable operating leases, reduced by sublease rental income, amounted to $217 and $235 for the years ended August 31, 2010 and 2009, respectively.

Minimum rental commitments at August 31, 2010, under noncancelable operating leases are shown below (in thousands):

2011	$252
2012	126

Total minimum lease payments	$378

5.	RELATED PARTY TRANSACTIONS

For the purpose of preparing these financial statements, Walgreen Co. has made certain allocations of its expenses to the PBM. Management believes that the assumptions underlying such allocations of the financial statements are reasonable. However, the financial statements included herein may not necessarily reflect the PBM’s results of operations, financial position and cash flows in the future or what its results of operations, financial position and cash flows would have been had the PBM been a stand-alone company during the periods presented.

Cash Management — The operations of the PBM participate in Walgreen Co.’s centralized cash management programs. Disbursements are made through centralized accounts payable systems which are operated by Walgreen Co. Cash receipts are transferred to centralized accounts, also maintained by Walgreen Co. As cash is disbursed and received by Walgreen Co., it is accounted for through net parent deficit.

Pharmacy Benefit Management — The PBM provides integrated pharmacy benefit management services to affiliated companies. The PBM recorded revenues for PBM services provided to affiliates of $10,422 and $9,087 for the years ended August 31, 2010 and 2009, respectively.

Costs Allocated by Parent — A portion of general Walgreen Co. corporate costs have been allocated to the PBM based on Walgreen Co.’s internal transfer pricing agreement which allocates costs based on transaction, capital spending, headcount, or other appropriate bases and are included in the statements of operations. General corporate costs also include an allocation for restructuring charges. See Note 7, Restructuring, for further discussion. In addition, costs associated with certain centralized staff functions such as legal, accounting, tax, human resources, information technology, sales, and call center functions have been allocated to the PBM in the period in which such services were provided. Sales costs in 2009 were direct costs of the PBM and are reflected in selling, general and administrative expenses in the statements of operations. Costs allocated by Parent also include costs associated with software development projects that are directly associated with the PBM.

Employee Benefits — Costs allocated by Parent include certain employee benefit costs. Historically, employees who meet certain eligibility requirements have participated in the Walgreen Co. Profit-Sharing Retirement Trust plan sponsored by Walgreen Co. The PBM’s contribution, which has historically related to Walgreen Co.’s pre-tax income and a portion of which is in the form of a guaranteed match, is determined annually at the discretion of Walgreen Co.’s Board of Directors. The profit-sharing provision for the PBM was $3,107 and $3,934 for the years ended August 31, 2010 and 2009, respectively. All obligations and assets pursuant to this plan have historically been obligations and assets of Walgreen Co. and as such are not included in the PBM’s balance sheets.

Eligible PBM employees participate in the Walgreen Co. Stock Plan, which provides Walgreen Co. restricted stock and stock options to select key employees as a reward for performance and contribution. Walgreen Co. recognizes compensation expense on a straight-line basis over the employee’s vesting period or to the employee’s retirement eligible date, if earlier. The exercise price for the stock option is the closing price of a share of common stock on the grant date. The fair value of the options is determined using the Black-Scholes method. In addition, certain PBM employees participate in the Walgreen Co. Employee Stock Purchase Plan, which allows for the purchase of Walgreen Co. common stock at a discount. The PBM received share-based compensation expense of $954 and $937, for the years ended August 31, 2010 and 2009, respectively, via an allocation from Walgreen Co.

A summary of Costs Allocated by Parent for the years ended August 31, 2010 and 2009, is shown below (in thousands):

	2010	2009

General corporate costs	$14,261	$14,100
Call centers	8,082	12,538
Information technology	16,485	16,044
Sales	11,689
Software development	9,606	12,755
Employee benefits	4,061	4,871

	$64,184	$60,308

Trade Names — The Parent has not charged the PBM for historical usage of the Walgreens trade name. The PBM’s use has been considered a royalty-free use of the trade name rights in these financial statements.

Interest and Dividend Income — Included within net parent deficit in the balance sheets, the PBM had an outstanding loan receivable with Walgreen Co. of $98,200 as of August 31, 2010 and 2009, respectively. This loan maintained a fixed interest rate of 1.5% during 2010 and 3.4% during 2009. The PBM recognized interest income of $1,483 and $3,319 during the years ended August 31, 2010, and 2009, respectively.

The PBM received dividend income from a Parent’s subsidiary of $940 and $660 for the years ended August 31, 2010 and 2009, respectively.

6.	INCOME TAXES

The provision for income taxes for the years ended August 31, 2010 and 2009 consists of the following (in thousands):

	2010	2009

U.S. federal income taxes:
Current	$—	$—
Deferred

	—	—

Foreign income taxes:
Current		46
Deferred	(107)

	(107)	46

State income taxes:
Current
Deferred

	—	—

Total income taxes	$(107)	$46

The reconciliation between the U.S. federal statutory tax rate and the effective tax rate was as follows:

	2010	2009

U.S. federal statutory tax rate	35.0%	35.0%
State income taxes — net of federal benefit	1.0	1.8
Foreign income taxes	0.6	(0.2)
Valuation allowance	(38.4)	(40.3)
Tax credits		1.9
Other — net	2.4	1.6

Effective income tax benefit (expense) rate	0.6%	(0.2)%

The components of deferred income tax assets and liabilities at August 31, 2010 and 2009, were as follows (in thousands):

	2010	2009

Deferred tax assets:
Compensation and benefits	$273	$318
Legal reserve	108	162
Tax benefits	65,016	58,567
Bad debt reserve	648	951

Deferred tax assets before valuation allowance	66,045	59,998

Valuation allowance	(59,673)	(52,840)

Deferred tax assets net of valuation allowance	6,372	7,158

Deferred tax liabilities:
Accelerated depreciation	(2,144)	(2,547)
Capitalized software	(4,121)	(4,611)

Deferred tax liabilities	(6,265)	(7,158)

Net deferred tax assets	$107	$—

At August 31, 2010, the PBM had $165,493 of net operating loss (NOL) carryforwards available to offset future taxable income in the United States, NOL’s of $274 available to offset future taxable income in Puerto Rico and $124,723 available to offset future taxable income in various states. These NOLs will expire in varying amounts beginning in 2011 through 2030. The PBM also had $2,746 in tax credits available to offset future taxes expiring in 2028 and 2029. The potential future tax benefits of the carryforwards have been offset by a valuation allowance of $59,673 based upon the PBM’s analysis of the likelihood of generating sufficient taxable income in the various jurisdictions to utilize the benefits before expiration.

Accounting Standards Codification Topic 740, Income Taxes, provides guidance regarding the recognition, measurement, presentation and disclosure in the financial statement of tax positions taken or expected to be taken on a tax return, including the decision whether to file or not to file in a particular jurisdiction. The PBM had $1,248 in unrecognized tax benefits at August 31, 2010 and 2009.

It is reasonably possible that the amount of the unrecognized tax benefit with respect to certain unrecognized tax positions will increase or decrease during the next 12 months; however, the PBM does not expect the change to have a material effect on its results of operations or financial position.

7.	RESTRUCTURING

On October 30, 2008, Walgreen Co. announced a series of strategic initiatives, approved by its Board of Directors, to enhance shareholder value. One of these initiatives was a program known as “Rewiring for Growth,” which was designed to reduce cost and improve productivity through strategic sourcing of indirect spend, reducing corporate overhead and work throughout Walgreen Co. stores, rationalization of inventory categories, and transforming community pharmacy. The Parent expects to complete these initiatives in 2011.

For the year ended August 31, 2009, the PBM recorded a pre-tax charge of $490 for severance and other benefits associated with 10 employees who were separated from the PBM.

The PBM has recorded the following balances in accrued expenses and other liabilities on the balance sheets (in thousands):

Severance and Other Benefits

Reserve balance — August 31, 2008	$—
Charges	490
Cash payments	(490)

Reserve balance — August 31, 2009	$—

Charges	—
Cash payments	—

Reserve balance — August 31, 2010	$—

8.	CONTINGENCIES

The PBM is involved in various legal proceedings incidental to the normal course of business and is subject to various investigations, inspections, audits, inquiries and similar actions by government authorities, arising in the normal course of business. Although the outcome of these legal proceedings and other matters cannot be forecast with certainty, management believes the final disposition of these matters will not have a material adverse effect on the PBM’s financial position or results of operations.

9.	SUBSEQUENT EVENTS

On March 9, 2011, the Parent announced it had reached a definitive agreement with Catalyst Health Solutions, Inc., (“Catalyst”) under which Catalyst will acquire the PBM in a cash transaction for $525 million, subject to certain adjustments. The transaction is structured as an acquisition of all of the capital stock of Walgreens Health Initiatives, Inc. The transaction is expected to close by the end of June 2011.

We have evaluated all subsequent events through May 31, 2011, the date the financial statements were issued.

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